EXHIBIT 3.3

Filing Fee:  $10.00

                 STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                         Office of the Secretary of State
                               Corporations Division
                               100 North Main Street
                        Providence, Rhode Island  02903-1335

                               BUSINESS CORPORATION
                              ----------------------
                   CERTIFICATE OF VOTE(S) AUTHORIZING DECREASE
                   OF A CLASS OR SERIES OF ANY CLASS OF SHARES


Pursuant to the provisions of Section 7-1.1-15 of the General Laws, 1956, as amended, the undersigned corporation submits the following certificate of vote(s) for the purpose of decreasing the number of designated but unissued shares of Series B Junior Participating Preference Stock from 100,000 to zero:

1.  The name of the corporation is Hasbro, Inc.
2. The following vote(s), decreasing the number of designated but unissued shares of Series B Junior Participating Preference Stock from 100,000 to zero, was provided for in the following vote or votes adopted by the board of directors of the corporation on June 16, 1999.

     FURTHER RESOLVED, that effective June 30, 1999, the number of shares of Series B Junior Participating Preference Stock, which series was originally designated by this Board of Directors on June 4, 1989, but none of which shares have ever been issued, shall be decreased from 100,000 to zero and such shares and such series shall resume the status of authorized but unissued and undesignated Preference Stock which may be reissued as shares of any new series or as shares of any other series, all subject to the conditions and restrictions of any such new or other series; and it is

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to file a Certificate of Vote(s) as to said decrease with the Secretary of State of the State of Rhode Island and to take any other action as they may deem necessary or desirable to implement the foregoing resolution.


3. Upon filing, this certificate shall constitute an amendment to the articles of incorporation.

Dated:  July 20, 1999                   HASBRO, INC.


                                         /s/ John T. O'Neill
                                   ----------------------------------
                                         Executive Vice President and
                                         Chief Financial Officer

                                                    and


                                         /s/  Phillip H. Waldoks
                                   ----------------------------------
                                         Secretary


STATE OF RHODE ISLAND
COUNTY OF PAWTUCKET


     In Pawtucket, on this 20th day of July, 1999, personally appeared before me John T. O'Neill, who being by me first duly sworn, declared the he is the Executive Vice President and Chief Financial Officer of HASBRO, INC. and that he signed the foregoing document as the Executive Vice President and Chief Financial Officer of the corporation, and that the statements therein contained are true.

                                         /s/ Marie D. Pamental
                                   ---------------------------------
                                         Notary Public
                                   My Commission Expires:   2/5/2001